UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glenwood Drive, Suite 1001, Raleigh, NC 27603

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ISDR	NYSE American

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2023 (the “Closing Date”), Issuer Direct Corporation, a Delaware corporation (the “Company”), and each of its subsidiaries (the “Guarantors”), entered into a $25 million credit agreement (the “Credit Agreement”) with Pinnacle Bank (“Pinnacle”).

The Credit Agreement provides for the following: (i) term loan facility in an aggregate principal amount of $20 million (the “Term Loan”) and (ii) revolving letter of credit in an up to aggregate principal amount of $5 million (the “Revolving LOC”), subject to an 85% limit based on the current eligible accounts receivable (as defined in the Credit Agreement).

Pursuant to the terms of the Credit Agreement, the per annum interest rate of the Term Loan is variable based on the one-month secured overnight financing rate (“SOFR”) plus 2.35%, subject to a minimum SOFR of 2.00%.  However, the Term Loan issued on the Closing Date has a per annum interest rate of 6.217%, which was fixed with respect to the entire principal amount as a result of an interest rate swap agreement entered into between the Company and Pinnacle on the Closing Date in accordance with the terms of the Credit Agreement.

The Company will begin making monthly interest only payments on the Term Loan beginning on April 1, 2023.  Beginning on January 1, 2024, the Company will begin making monthly principal payments of $333,333.33 plus interest payments on the Term Loan until the maturity date of December 20, 2028.

The proceeds of the Term Note along with certain cash on hand of the Company were used to repay in its entirety the one-year Secured Promissory Note (the “Newswire Note”) issued to Lead Capital, LLC (the “Seller”) in connection with the Company’s November 1, 2022 acquisition of iNewswire.com LLC for a lump sum payment of $22,880,000. The Seller agreed to forgive $440,000 of interest that would have been otherwise due under the Newswire Note in connection with the repayment.  For additional information relating to the Newswire Note, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2022

The Company currently has no plans to utilize the Revolving LOC but may do so in the future.  If the Company does utilize any funds under the Revolving LOC, the funds will bear interest at a per annum rate equal to the then current SOFR plus 2.05%.  Pinnacle’s commitment to fund under the Revolving LOC terminates on September 1, 2024, unless terminated earlier pursuant to the terms of the Credit Agreement.  The Company terminated its existing $3,000,000 unsecured line of credit with Fifth Third Bank immediately prior to the Closing Date.

The Credit Agreement contains the following financial covenants, which commence with fiscal quarter ending June 30, 2023: (i) a fixed charge coverage ratio (as defined in the Credit Agreement) of not less than 1.20:1:00 and (ii) a leverage ratio (as defined in the Credit Agreement) requiring that, (a) for each fiscal quarter of the Company ending on or after June 30, 2023 through September 30, 2023, the leverage ratio shall not exceed 2.75:1.00 and (b) for each fiscal quarter of the Company ending after December 31, 2023, the leverage ratio shall not exceed 2.50:1.00.

The Credit Agreement also contains customary affirmative covenants for a transaction of this nature, including, among other things, covenants relating to (i) maintenance of adequate financial and accounting books and records, (ii) delivery of financial statements and other information, (iii) preservation of existence of the Company and subsidiaries, (iv) payment of taxes and claims, (v) compliance with laws, (vi) maintenance of insurance, (vii) foreign qualification, (viii) use of proceeds, (ix) cash management system, (x) maintenance of properties, and (xi) conduct of business.

The Credit Agreement also contains customary negative covenants for a transaction of this nature, including, among other things, covenants relating to (i) debt, (ii) liens, (iii) investments, (iv) negative pledges, (v) dividends and other debt payments, (vi) restriction on fundamental changes, (vii) sale of assets, (viii) transactions with affiliates, (ix) restrictive agreements, and (x) changes in fiscal year.

The Credit Agreement also contains various Events of Default (subject to certain grace periods, to the extent applicable), including, among other things, Events of Default for the nonpayment of principal, interest or fees; breach of certain covenants; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; dissolution or change of control; certain unsatisfied judgments; defaults under material agreements; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Credit Agreement. If an Event of Default occurs, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The Term Loan and any advances under the Revolving LOC are secured by a first priority lien and security interest to the benefit of Pinnacle in the Event of Default on all of the Company’s current or future assets and each of the Guarantor’s current or future assets.

The above description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

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Item 7.01 Regulation FD Disclosure.

On March 22, 2023, the Company issued a press release announcing that the Company entered into the Credit Agreement. A copy of the press release is furnished with this current report as Exhibit 99.1 and the press release is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Credit Agreement, dated March 20, 2023, by and among Issuer Direct Corporation, Pinnacle Bank and the other loan parties party thereto.

99.1	Press Release, dated March 22, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: March 22, 2023	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie Chief Executive Officer

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